Exhibit 10.1

STANLEY ASSOCIATES, INC.

1995 STOCK INCENTIVE PLAN,

as amended, 11 October, 2001

1.             Purpose.

The purpose of this Stock Incentive Plan (this “Plan”) is to offer to those employees and non-employee directors who contribute materially to the successful operation of STANLEY ASSOCIATES, INC. (the “Company”) additional incentive and encouragement to remain in the service of the Company by increasing their personal participation in the Company through stock ownership. This Plan provides a means whereby these individuals may acquire shares of the Company’s Common Stock pursuant to Qualified Options and Nonqualified Options.

2.             Definitions.

A. “Board” means the Board of Directors of the Company.

B. “Code” means the Internal Revenue Code of 1986, as amended.

C. “Common Stock” means the common stock of the Company, $.01 par value per share.

D. “Employee” means any employee of the Company or of any Parent or Subsidiary, including an employee who serves as an officer or director of the Company or of a Parent or Subsidiary.

E. “Fair Market Value” means the most recent determination of the fair market value of each share of Common Stock made in accordance with Section 7.

F. “Non-Employee Director” means a member of the Company’s Board who is not an Employee.

G. “Nonqualified Option” means a stock option granted under this Plan which is not intended to qualify as an incentive stock option under Section 422 of the Code.

H. “Option” includes both Nonqualified Options and Qualified Options.

I. “Option Shares” mean the shares of Common Stock purchased by a Grantee upon exercise of an Option.

J. “Optionee” means an Employee or Non-Employee Director to whom an Option has been granted.

K. “Parent” means a parent corporation of the Company within the meaning of Section 424(e) of the Code.

L. “Qualified Option” means a stock option granted under this Plan which qualifies as an incentive stock option under Section 422 of the Code.

M. “Subsidiary” means a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

N. “Terminating Event” means (i) the consummation of a merger or consolidation of the Company into or with another corporation under circumstances in which the Company is not the surviving corporation (other than circumstances involving a mere change in the identity, form or place of organization of the Company); (ii) the consummation of a sale of more than 50% of the Company’s outstanding stock to persons who are not shareholders of the Company on the date of grant of the Option other than pursuant to an initial public offering of the Company’s Common Stock; or (iii) the liquidation or dissolution of the Company.

3.             Administration of the Plan.

This Plan will be administered by the Board, which will have the right to delegate any and all of its powers under this Plan to a committee of members of the Board comprised of no fewer than three members (the “Committee”). If the Board appoints a Committee to administer this Plan, in whole or in part, the Committee’s determination will be subject to approval by the Board. To the extent of such delegation, references in this Plan to the Board shall be deemed to refer to the Committee. The Committee, shall report to the Board periodically concerning its administration of the Plan.

The Board will have the authority and discretion to adopt and revise such rules and regulations as it deems necessary for the administration of this Plan and to determine, consistent with the provisions of this Plan, the Employees or Non-Employee Directors to be granted Options, the times at which Options will be granted, the exercise price of the shares subject to each Option, the number of shares subject to each Option, the vesting schedule of Options, the method of payment for shares acquired upon the exercise of Options, the expiration dates of the Options. In addition, the Board will have the authority, in connection with any Option, granted or to be granted to any Employee or Non-Employee Director, to eliminate, restrict, expand or otherwise modify, in such manner as the Board, in its discretion, deems appropriate, the transfer restrictions set forth in Section 8 of this Plan, provided that any modification of such rights are set forth in a written agreement signed by the Company and such Employee or Non-Employee Director. The Board’s actions, including any interpretation or construction of any provisions of this Plan and any Option, shall be final, conclusive and binding. No member of the Board shall be liable for any action or determination made in good faith.

4.             Eligibility.

All current, full-time Employees that the committee determines have been assigned by the Company a set of responsibilities which are key to the continued successful operation of the Company shall be eligible to receive Options.

All Non-Employee Directors shall be eligible to receive Nonqualified Options.

5.             Shares of Stock Subject to the Plan.

The number of shares which may be issued pursuant to this Plan shall not exceed 500,000 shares of Common Stock, subject to a proportionate adjustment to account for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from any stock split (whether by subdivision or consolidation of shares) or any payment of a share dividend (but only on the Common Stock). Any or all of such shares may be issued under Nonqualified or Qualified Options. Such shares may be authorized and unissued shares or shares previously acquired by the Company and held in its treasury. Any shares subject to an Option which expires for any reason or is terminated unexercised as to such shares, and any Option Shares which are repurchased by the Company, may again be subject to an Option, under this Plan.

6.             Terms and Conditions of Options.

A. Option Agreement. Each Option shall be evidenced by a written agreement between the Company and the Optionee (an “Option Agreement”), which sets forth (i) the number of shares subject to the Option; (ii) the exercise price, vesting schedule and expiration date of the Option; (iii) the method of payment on exercise of the Option; (iv) whether the Option is a Qualified Option or Nonqualified Option; and (v) such additional provisions, not inconsistent with this Plan, as the Board may prescribe.

B. Grant of Options. No Option may be granted after the expiration of ten (10) years from the date this Plan is adopted.

C. Exercise of Options. Optionees may exercise at any time or from time to time all or any portion of a vested Option. An Option shall be exercisable only to the extent it is vested. Options will vest either immediately or periodically over a period not exceeding ten (10) years as set forth in the Option Agreement. Vesting of all or any portion of an Option may be accelerated at the discretion of the Board.

To the extent that the aggregate Fair Market Value of the Common Stock with respect to which options qualifying as incentive stock options under Section 422 of the Code are exercisable by the Optionee for the first time during any calendar year (under all stock option plans of the Company, its Parents and Subsidiaries) exceeds $100,000, such Options are not incentive stock options. For the purposes of this paragraph, the Fair Market Value of the Common Stock shall be determined as of the time the option with respect to such Common Stock is granted. This paragraph shall be applied by taking options into account in the order in which they were granted.

An Optionee shall exercise an Option by delivering to the Company at its headquarters a written notice signed by the Optionee that states the number of shares to be purchased in cash accompanied by payment of the exercise price. If approved in advance by the Board, payment of the exercise price may be in the form of Common Stock having an aggregate Fair Market Value equal to the cash exercise price or may be deferred in accordance with the Plan.

As soon as practicable following payment of the exercise price, the Company will deliver to the Optionee a certificate representing the Option Shares, provided that the Optionee has made appropriate arrangements with the Company for any federal, state or local taxes required to be withheld. An Optionee shall not have any of the rights and privileges of a shareholder of the Company in respect of any of the Option Shares until the Company has delivered the certificate.

D. Exercise Price. The exercise price of each Qualified Option shall be at least equal to the Fair Market Value of the Common Stock on the date the Qualified Option is granted. In the case of a Qualified Option granted to a person who owns, immediately after the grant of such Qualified Option, stock possessing more than 10% of the total combined voting power of the Company, or of its Parent or Subsidiary, the exercise price of the Qualified Option shall be at least 110% of the Fair Market Value of the Common Stock on the date the Qualified Option is granted.

The exercise price of each Nonqualified Option shall be at least equal to 100% of the Fair Market Value of the Common Stock on the date the Nonqualified Option is granted. In the case of a Nonqualified Option granted to a person who owns, immediately after the grant of such Nonqualified Option, stock possessing more than 10% of the total combined voting power of the Company, or its Parent or Subsidiary, the exercise price of the Nonqualified Option shall be at least 110% of the Fair Market Value of the Common Stock on the date such Nonqualified Option is granted.

The exercise price of any Option shall not be less than the par value of the Common Stock.

E. Expiration of Options. Each Option shall expire on the date set forth in the Option Agreement, provided that (i) each Option shall expire not later than ten (10) years after the date it is granted, and (ii) each Qualified Option granted to any person who owns stock possessing more than 10% of the total combined voting power of the Company, or of its Parent or Subsidiary, shall expire not later than five (5) years after the date it is granted. Notwithstanding the foregoing, if an Optionee’s employment or service on the Board with the Company is terminated for any reason before the expiration date set forth in the Option Agreement, the Option granted under the Option Agreement shall terminate on the date the Optionee’s employment or service on the Board is terminated; provided, however, that the portion of the Option which is vested as of the date of such termination of employment shall be exercisable for a period of sixty (60) days thereafter or, if employment or service on the Board is terminated due to the Optionee’s death or disability, for a period ending no later than one (1) year following the date of death or of the onset of such disability.

F. Non-Transferability of Options. Options may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee’s lifetime only by the Optionee. Upon any attempt to transfer an Option or any interest therein contrary to the provisions of this Plan, or to subject the Option or any interest therein to execution, attachment or similar process, the Option shall immediately terminate and become null and void.

G. Adjustment Provisions. Subject to any required action by the shareholders of the Company, the Board will make a proportionate adjustment in the number of shares of Common Stock covered by each outstanding Option and the exercise price per share to account for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split (whether by subdivision or consolidation of shares) or any payment of a share dividend (but only on the Common Stock).

In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

H. Terminating Event. Notwithstanding the vesting schedule set forth in any Option Agreement, the unvested portions of all Options shall vest, and such Options shall be exercisable in full, immediately prior to the occurrence of a Terminating Event. All Options shall terminate immediately following the occurrence of a Terminating Event. The Company will provide each Optionee with at least fifteen (15) days advance notice of the occurrence of a Terminating Event.

I. Notice of Disposition of Shares. The Optionee shall give written notice to the Company of his intent to make any disposition of the shares acquired upon exercise of a Nonqualified or Qualified Option if such disposition occurs within two (2) years after the date the Nonqualified or Qualified Option was granted or within one (1) year after the date the Nonqualified or Qualified Option was exercised. The Optionee shall be required to make appropriate arrangements with the Company for satisfaction of any federal, state or local taxes the Company is required to withhold as a result of such disposition.

J. Repurchase at Termination of Employment or Service on the Board. If a shareholder terminates employment or service on the Board for any reason, the Company for a period of sixty (60) days thereafter has the right to elect to repurchase any or all of the stock acquired through the exercise of Options. Repurchase will be at the most recent Fair Market Value at the time of termination.

K. Forfeiture or Suspension of Options for Cause. If the President of the Company or his or her designee reasonably believes an Optionee has committed an act of misconduct as described in this paragraph, the President may suspend the Participant’s rights to exercise any option pending a determination by the Board of Directors. If the Board of Directors determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the optionee nor his or her estate shall be entitled to exercise any Option whatsoever. In making such determination, the Board of Directors shall act fairly and shall give the Optionee an opportunity to appear and present evidence on his or her behalf at a hearing before the Board of Directors.

7.             Valuation of Common Stock.

The Fair Market Value of each share of Common Stock will be determined on an annual basis by an appraiser designated by the Company’s Board of Directors. The determination of such appraiser shall be conclusive and binding upon the Company and the Optionee, and shall not be subject to review by any arbitral, judicial, or other tribunal or authority.

8.             Transfer Restrictions.

A. General. Without the prior written consent of the Company, which consent may be withheld in its sole discretion, an Optionee may not sell, assign or otherwise transfer any Option Shares, to any person or entity other than the Company, or, with the consent of the Board of Directors, another shareholder of the Company or another Optionee who is an Employee or Non-Employee Director [the sentence as-is is redundant and appears to be contradictory, unless punctuation is changed]. With regard to any Option Shares, which the Optionee proposes to sell, assign or otherwise transfer to another shareholder of the Company or another Optionee who is an Employee or Non-Employee Director (a “Permitted Transferee”), the Company shall have a right of first refusal (the “Right of First Refusal”) to purchase such shares in the manner set forth below:

(1)  Upon receiving an offer to purchase or otherwise acquire any Option Shares, an Optionee shall require the Permitted Transferee to submit a written offer with respect to such shares stating his name and accompanied by a deposit in the form of a certified or cashier’s check in an amount equal to not less than 20% of the proposed purchase price (a “Bona Fide Offer”). The Optionee then shall transmit a copy of the Bona Fide Offer to the Company. The Company shall have sixty (60) days following receipt of the Bona Fide Offer in which to elect to purchase all, but not less than all, of the shares referred to in the Bona Fide Offer at the price stated in the Bona Fide Offer. In its discretion, the Company may either pay the entire purchase price for the shares stated

in the Bona Fide Offer or the most recent Fair Market Value price. If the Company fails to accept the offer for such shares against the proper endorsement and delivery of the certificate(s) evidencing the shares within such sixty (60) day period, the Right of First Refusal shall expire with respect to that particular Bona Fide Offer, but shall remain in full force and effect with respect to all material modifications of the Bona Fide Offer and all future offers.

(2)  Any offered shares which are not purchased by the Company as provided in (1) above may be sold to the Permitted Transferee named in the Bona Fide Offer, but not at a lower price, or upon more favorable terms to the Permitted Transferee, than the price and terms set forth in the Bona Fide Offer. Title to the offered shares shall pass not later than ninety (90) days after the expiration of the sixty (60) day period referred to in (1) above or the Optionee will be required to reoffer the shares to the Company prior to later sale. The Permitted Transferee shall take such shares subject to the same rights and restrictions regarding transferability and repurchase as would have applied to him had he acquired such shares upon exercise of an Option granted to him under this Plan. If the Optionee desires to sell such shares to the Permitted Transferee at a lower price, or upon terms more favorable to the Permitted Transferee, than the price and terms stated in the Bona Fide Offer, the Optionee shall, before he can sell to the Permitted Transferee, again offer the shares to the Company in accordance with the procedure set forth in this Section.

B. Transfer Restrictions Imposed by the 1933 Act.

(1)  Notwithstanding any other provision of this Plan or any Option Agreement, no transfer for value of any Option Shares, shall be valid unless (i) there is an effective registration statement under the Securities Act of 1933 (the “1933 Act”) covering the stock; (ii) the holder has furnished an opinion of counsel satisfactory to the Company that such registration is not required; or (iii) the holder has furnished a “no-action” letter from the staff of the Securities and Exchange Commission satisfactory to the Company that such registration is not required.

(2)  There shall be imprinted on the face of each certificate for such shares a legend stating that the transferability of such shares is restricted, and the following legend shall be imprinted on the back of each such certificate:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE (1) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT OR LAWS OR AN OPINION OF COUNSEL (WHICH MAY BE

COUNSEL TO THE COMPANY) SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED, AND (2) ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH, CERTAIN TRANSFER AND OTHER RESTRICTIONS CONTAINED IN AN AGREEMENT BETWEEN STANLEY ASSOCIATES, INC. AND THE HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY.”

(3)  Optionees may acquire stock only for their own account and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the 1933 Act, and may dispose of such stock only in a manner consistent with the provisions of this Section. The Company may require Optionees to execute and be bound by an “Investment Letter” representing such investment intent.

C. Settlement Process if Company Repurchases Shares.

(1)  If the Company elects to repurchase Option Shares under Section 6(J) or 8(A), settlement will occur within ninety (90) days after the Company gives notice of its election to repurchase.

(2)  At settlement, an amount equal to at least 20% of the repurchase price will be paid.

(3)  The balance of the purchase price shall be paid in 20 equal quarterly installments over the subsequent 5 years.

(4)  Interest will accrue and be paid each quarter. The interest rate will be the prime rate as quoted by the Company’s primary commercial bank as of the date of settlement.

(5)  The Company may accelerate payments at any time.

9.             Lapse of Transfer Restrictions.

Notwithstanding anything to the contrary in this Plan, the transfer restrictions set forth in Section 8(A) shall lapse under the earlier to occur of (i) the effective date of a registration statement filed with the Securities and Exchange Commission under the 1933 Act covering the Common Stock of the Company whether or not such shares are covered, or (ii) the date on which any Common Stock of the Company is registered under Section 12 of the Securities Exchange Act of 1934.

10.          Indemnification of the Board.

In addition to such other rights as they may have as directors, the members of the Board (in their capacity as such and also as members of the Committee) shall be indemnified by the Company against the reasonable expenses (including attorneys’ fees) incurred in connection with the defense of any action, suit or proceeding, and in connection with any appeal therein, to which they or any of them may be a party by reason of any action or failure to act in connection with this Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be finally adjudged in such action, suit or proceeding that the Board member is liable for willful misconduct or gross negligence in the performance of his duties or that the Board member knowingly violated criminal law; provided that within sixty (60) days after institution of any such action, suit, or proceeding (or within thirty (30) days after service upon such member of legal process in such case, if later) the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

11.          Termination and Amendment of the Plan.

Unless sooner terminated as provided herein, this Plan shall remain in effect through December 13, 2005. The Board may terminate this Plan at any time or modify or amend it as it deems advisable and may from time to time suspend, discontinue or abandon this Plan, except that (i) the number of shares available under this Plan shall not be increased (except as provided in Section 5) and the class of eligible employees and non-employee directors shall not be modified without shareholder approval, and (ii) no such action by the Board shall adversely affect any right or obligation with respect to any grant previously made unless the written consent of the affected Optionee is obtained.

12.          Miscellaneous.

The provisions of this Plan shall be binding upon, and inure to the benefit of, all successors of any Optionee including, without limitation, his estate and the executors, administrators or trustees thereof, his heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Optionee

Nothing contained in this Plan or in any Option Agreement shall confer upon any Employee the right to continued employment or shall interfere in any way with the right to terminate the employment of such Employee at any time, with or without cause.

Similarly, nothing contained in this Plan or in any Option Agreement shall confer upon any Director the right to continue service on the Board or shall interfere in any way with the right to terminate the service on the Board of such Director at any time, with or without cause.

Except as expressly provided in this Plan, Optionees shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class; the dissolution or liquidation of the Company; the merger or consolidation of the Company with or into any other corporation; the sale or other transfer of assets or stock of the Company; or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

The grant of an Option, pursuant to this Plan, shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or to dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

All Optionees, including those who have exercised their Options, shall be furnished at least annually financial statements and results of operations of the Company. Such information shall be subject to any agreements regarding the confidentiality of proprietary information between the Company and any Optionee; however, each Optionee shall be permitted to remove and copy such information and review and discuss such information with an attorney or other financial adviser for the legitimate personal investment planning of such Optionee.

13.          Approval of Plan.

This Plan was adopted by resolution of the Board on December 13, 1995 and approved by the shareholders on December 13, 1995.